SUNTRUST BANKS, INC.

DEFERRED COMPENSATION PLAN

Amended and Restated Effective as of January 1, 2012 Including amendments through December 31, 2012

ADDENDUM A

AMOUNTS DEFERRED UNDER
401(K) EXCESS PLAN

The following provisions in this Addendum A summarize the distribution and certain other rules in effect during the stated periods under the SunTrust Banks, Inc. 401(k) Excess Plan, amended and restated effective as of January 1, 2009 (the “401(k) Excess Plan”). However, nothing in this Addendum A shall change or alter the terms of the 401(k) Excess Plan in effect as of any date. All capitalized terms in this Addendum A shall be defined in accordance with the terms of the 401(k) Excess Plan as in effect immediately prior to the plan merger with the SunTrust Banks, Inc. Deferred Compensation Plan (the "Prior Deferred Compensation Plan") on December 31, 2009, and all Section references in this Addendum A shall refer to Sections in this Addendum A or the Section of the 401(k) Excess Plan in effect as of a certain date.

Distribution of amounts deferred (and earnings thereon) under the 401(k) Excess Plan that were earned and vested (within the meaning of Code section 409A) prior to 2005 and that are exempt from the requirements of Code section 409A (the “401(k) Excess Plan Grandfathered Amounts”) shall be made in accordance with the terms of the 401(k) Excess Plan as in effect on October 3, 2004, and as summarized in Part A1 of this Addendum A.

Distribution of amounts deferred (and earnings thereon) under the 401(k) Excess Plan that were earned for services performed during the period from January 1, 2005 to December 31, 2009 (“401(k) Excess Plan 2005-2009 Amounts”) shall be made in accordance with the terms of the 401(k) Excess Plan as in effect immediately prior to the plan merger with the Prior Deferred Compensation Plan on December 31, 2009, and as summarized in Part A2 of this Addendum A.

PART A1
401(K) EXCESS PLAN GRANDFATHERED AMOUNTS

Article 6
Distributions

A1-6.1
Normal Form of Payment and Commencement. Except as otherwise provided in this Section A1-6.1, when a Participant separates from service with the Corporation and its Affiliates for any reason, he shall be paid his 401(k) Excess Plan benefit in a single lump-sum cash payment during the first quarter of the calendar year immediately following the year of his separation. The amount payable to the Participant shall be equal to the balance of the Participant’s Account as of the Valuation Date immediately preceding the date of distribution, less withholding for applicable federal and state taxes.

A1-6.2
Alternate Form of Payment Election. A Participant may elect, in lieu of the lump-sum payment described in Section A1-6.1, to receive payment of his total benefit under this 401(k) Excess Plan in five (5) substantially equal annual installments, payable in cash; provided that such election is effective, as set forth below, at least twelve (12) months before the scheduled payment date following the Participant’s separation from service. The initial installment shall be paid during the first quarter of the calendar year immediately following the year of his separation. Each subsequent annual installment shall be paid during the first quarter of each of the subsequent four calendar years. Each installment payment shall be determined based on the balance of the Participant’s Account as of the Valuation Date immediately preceding the date of payment and shall be reduced by withholding for applicable federal and state taxes. A Participant’s election to receive installment payments of his 401(k) Excess Plan benefit pursuant to this Section A1-6.2 shall be made in writing on such forms as may be provided by the Compensation Committee and shall not be effective until received and approved by the Compensation Committee.

A1-6.3
Death. In the event of a Participant’s death, the Compensation Committee shall authorize payment to the Participant’s Beneficiary of any benefits due hereunder but not paid to the Participant prior to his death. Payment shall be made at the same time as if the Participant had retired on the date of his death and in accordance with the Participant’s distribution election in effect at his death. The Beneficiary may request a change in the form of payment by making a written request to the Compensation Committee prior to January 1 of the calendar year in which the benefit will be paid. The Compensation Committee has sole discretion and authority to approve or deny the Beneficiary’s request, taking into account such factors as the Compensation Committee may deem appropriate.

If a Participant dies after having received one or more installments but before all installment payments have been made, the remaining annual installment payments shall be paid to his Beneficiary at the same time they would otherwise have been paid to the Participant. The Beneficiary may request an accelerated payment in the form of a lump-sum cash payment by making a written request to the Compensation Committee prior to the January 1 of the calendar year in which the benefit will be paid. The Compensation Committee has sole discretion and authority to approve or deny the Beneficiary’s request.

A1-6.4
Disability. A Participant shall be entitled to payment of his 401(k) Excess Plan benefit in the event of his Total Disability only if the conditions of Subsections A1-6.4.1 and A1-6.4.2 are met. In such situation, payment of the Participant's benefit shall commence pursuant to Sections A1-6.1 or A1-6.2 as if the Participant separated from service on the date all such conditions are met. A Participant shall be considered to have a Total Disability only if:

A1-6.4.1
The Participant has incurred a "Total Disability" as such term is defined in the SunTrust Banks, Inc. Long-Term Disability Plan (or any successor plan), which entitle the Participant to disability payments under such Plan; and

A1-6.4.2	The Compensation Committee determines, in its sole discretion, based upon medical evidence furnished by the Participant, that the disability is anticipated to be a permanent disability.

A1-6.5
Extreme Financial Hardship. A Participant may request a distribution of all or part of his vested 401(k) Excess Plan benefit prior to the date specified in Sections A1-6.1 through A1-6.4 due to an extreme financial hardship, by submitting a written request to the Compensation Committee with evidence satisfactory to the Compensation Committee to demonstrate the circumstances constituting the extreme financial hardship. The Compensation Committee, in its sole discretion, shall determine whether an extreme financial hardship exists. An extreme financial hardship means an immediate, catastrophic financial need of the Participant occasioned by (i) a tragic event, such as the death, total disability, serious injury or illness of a Participant or the Participant’s spouse, child or dependent; or (ii) an extreme financial reversal or other impending catastrophic event which has resulted in, or will result in, harm to the Participant or the Participant’s spouse, child or dependent.

A distribution for extreme financial hardship may not exceed the amount required to meet the hardship and may be made only if the Compensation Committee finds the extreme financial hardship may not be alleviated from other resources reasonably available to the Participant, including without limitation, liquidation of investment assets or luxury assets, or loans from financial institutions or other sources. The Compensation Committee shall have the authority to require the Participant to provide such evidence as the Committee deems necessary to determine whether distribution is warranted pursuant to this Section A1-6.5. The Compensation Committee shall use uniform and nondiscriminatory standards in reviewing any requests for distributions to meet an extreme financial hardship.

A1-6.5.1
Form and Commencement. A hardship distribution to a Participant pursuant to this Section A1-6.5 shall be made in a single lump-sum cash payment (less withholding for applicable federal and state taxes) as soon as practicable after the Compensation Committee approves the hardship request. Amounts distributed for hardship shall be deemed to reduce pro rata the deemed investment in each Investment Fund, including any Employer Stock, in the Participant’s Account.

A1-6.5.2
Accelerated Installment Payments. A Participant who has commenced receiving installment payments pursuant to Section A1-6.2 may request acceleration of such payments in the event of an extreme financial hardship. The Compensation Committee may permit accelerated payments to the extent such accelerated payment does not exceed the amount necessary to meet the extreme financial hardship.

A1-6.6
Payment to Guardian, Legal Representative or Other. If a benefit hereunder is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the Compensation Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Compensation Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. A payment pursuant to this Section A1-6.6 shall completely discharge the Compensation Committee and the Corporation from all liability with respect to such benefit.

Article 9
Miscellaneous

A1-9.8
Right to Amend or Terminate Plan. The Corporation expects to continue this 401(k) Excess Plan indefinitely, but reserves the right to amend or discontinue the 401(k) Excess Plan should it deem such an amendment or discontinuance necessary or desirable, subject to the restrictions on amendments after a Change in Control. The Corporation hereby authorizes and empowers the Compensation Committee to amend this 401(k) Excess Plan in any manner that is consistent with the purpose of this 401(k) Excess Plan as set forth above, without further approval from the Board except as to any matter that the Compensation Committee determines may result in a material increased cost to the Corporation. However, if the Corporation or Compensation Committee should amend or discontinue this 401(k) Excess Plan, the Corporation shall be liable for any contributions and earnings thereon that have accrued and are vested as of the date of such action.

PART A2
401(K) EXCESS PLAN 2005-2009 AMOUNTS

Article 5
Vesting

A2-5.1
Generally. Except as provided in Section 4.3 with respect to excess matching contributions which are deemed a forfeiture and in Section A2-5.2, a Participant’s interest in his benefit under the 401(k) Excess Plan is one hundred percent (100%) vested and nonforfeitable at all times.

A2-5.2
Exception. A Participant and his Beneficiary shall completely forfeit that portion of his benefit under the 401(k) Excess Plan attributable to Employer matching contributions pursuant to Sections 4.3 and 4.6 (whenever allocated) if the Participant is terminated for Cause by the Corporation or an Affiliate. Forfeiture under this Section A2-5.2 shall be in addition to any other remedies which may be available to the Corporation or an Affiliate at law or in equity. This Section A2-5.2 shall not apply to any Participant to whom Article 7 applies or to any ANEX Plan Frozen Balance.

Article 6
Distributions

A2-6.1
Normal Form of Payment and Commencement. Except as otherwise provided in this Article 6, when a Participant Separates from Service with the Corporation and its Affiliates for any reason, he shall be paid his 401(k) Excess Plan benefit in a single lump-sum cash payment during the first quarter of the calendar year immediately following the year of his Separation from Service. The amount payable to the Participant shall be equal to the balance of the Participant’s Account as of the Valuation Date immediately preceding the date of distribution, less any required withholding for applicable federal and state income taxes and employment taxes in accordance with Section 9.9.

A2-6.2
Alternate Form of Payment Election. A Participant who does not wish to have his benefit under this 401(k) Excess Plan paid in a lump sum pursuant to Section A2-6.1 may elect on a Deferral Election Form to have the portion of his Account related to amounts deferred pursuant to the Deferral Election Form (and earnings thereon) distributed in five (5) annual installments, with the first payment commencing in the first quarter of the calendar year immediately following the year in which the Participant’s Separation from Service occurs. Each subsequent annual installment shall be paid during the first quarter of each of the subsequent four (4) calendar years.

A2-6.2.1
Procedure for Installment Election. A Participant’s election to receive installment payments of the portion of his Account described above in Section A2-6.2 shall be made on such forms, written or electronic, as may be provided by the Compensation Committee and shall not be effective until received and approved by the Compensation Committee by the relevant Election Date in accordance with Section 2.1. Each installment payment shall be determined based on the vested balance of such portion of the Participant’s Account as of the Valuation Date immediately preceding the date of payment.

A2-6.2.2
Cash-Out. Notwithstanding any elections by a Participant, effective on and after January 1, 2009, if the sum of a Participant’s vested Account balance under this 401(k) Excess Plan and any other account balance plan, as described in Treas. Reg. § 1.409A-1(c)(2)(i), is less than the applicable dollar amount under Code section 402(g)(1)(B) at the time of payment, the full vested Account balance shall be distributed in a lump sum payment during the first quarter of the calendar year immediately following the year in which his Separation from Service occurs, subject to the delay for Key Employee as set forth in Section A2-6.3.

A2-6.3
Key Employee Delay. Notwithstanding anything herein to the contrary, distributions may not be made to a Key Employee upon a Separation from Service before the date which is six (6) months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee). Any payments that would otherwise be made during this period of delay shall be accumulated and paid in the seventh month following the Participant’s Separation from Service.

A2-6.4
Subsequent Deferral Election. A Participant may make one or more subsequent elections to change the time or form of a distribution for a deferred amount in accordance with the procedures and distribution rules established by the Compensation Committee, but any change in the election shall be effective only if the following conditions are satisfied:

A2-6.4.1	The new election may not take effect until at least twelve (12) months after the date on which the new election is made;

A2-6.4.2
In the case of an election to change the time or form of a distribution under Section A2-6.1 (lump sum payment after Separation from Service) or A2-6.2 (installments after Separation from Service), a distribution may not be made earlier than at least five (5) years from the date the distribution would have otherwise been made; and

A2-6.4.3	The new election must be made at least twelve (12) months before the date the distribution is scheduled to be paid.

A2-6.5
Payment of Death Benefit. Notwithstanding any elections by the Participant or provisions of the 401(k) Excess Plan to the contrary, if a Participant dies at any time (including after his Separation from Service), the Compensation Committee shall authorize payment to the Participant’s Beneficiary of any vested benefits due under the 401(k) Excess Plan but not paid to the Participant prior to his death. Payment of the Participant's vested Account balance shall be distributed to the Beneficiary in a lump sum payment in the first quarter of the calendar year immediately following the year of the Participant's death (provided that any payment that would occur before such calendar quarter shall be paid as scheduled).

A2-6.6
Disability. Notwithstanding any elections by a Participant or provisions of the 401(k) Excess Plan to the contrary, if a Participant becomes Disabled at any time, then his vested Account balance will be distributed to the Participant in a lump sum payment in the first quarter of the c alendar year immediately following the year in which the Participant becomes Disabled (provided that any payment that would occur before such calendar quarter shall be paid as scheduled).

A2-6.7
Withdrawals for Unforeseeable Emergency. A Participant may withdraw all or any portion of his vested Account balance for an Unforeseeable Emergency. The amounts distributed with respect to an Unforeseeable Emergency may not exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under this 401(k) Excess Plan.

A2-6.7.1
Definition. “Unforeseeable Emergency” means, for this purpose, a severe financial hardship to a Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

A2-6.7.2
Participant Evidence. The Compensation Committee shall have the authority to require the Participant to provide such evidence as it deems necessary to determine whether distribution is warranted pursuant to this Section A2-6.7. The Compensation Committee shall use uniform and nondiscriminatory standards in reviewing any requests for distributions to meet an Unforeseeable Emergency. Amounts distributed under this Section A2-6.7 shall be deemed to reduce pro rata the deemed investment in each Investment Fund in the Participant’s Account.

A2-6.7.3
Accelerated Payments. A Participant who has commenced receiving installment payments pursuant to Section A2-6.2 shall receive an accelerated payment of such installments under this Section A2-6.7.3 to the extent such accelerated payment does not exceed the amount necessary to meet the Unforeseeable Emergency.

A2-6.8	Special One-Time Election. Notwithstanding any prior elections or 401(k) Excess Plan provisions to the contrary, a Participant who was an e mployee of the Corporation and its Affiliates (including on a paid leave of absence) may have made an election to receive all or a specified portion of his or her Account pursuant to Section A2-6.1 and A2-6.2. Any such election must have become irrevocable on or before December 31, 2008 and must have been made in accordance with the procedures and distribution rules established by the Compensation Committee and the transition rules under Code section 409A.

A2-6.9
Pre-2005 Deferrals. Notwithstanding the foregoing, Part A1 of this Addendum A governs the distribution of amounts that were earned and vested (within the meaning of Code section 409A and regulations thereunder) under the 401(k) Excess Plan prior to 2005 (and earnings thereon) and are exempt from the requirements of Code section 409A.

A2-6.10	Effect of Taxation. If a portion of the Participant’s Account balance is includible in income under Code section 409A, such portion shall be distributed immediately to the Participant.

A2-6.11
Permitted Delays. Notwithstanding the foregoing, any payment to a Participant under the 401(k) Excess Plan shall be delayed upon the Compensation Committee’s reasonable anticipation that the making of the payment would violate Federal securities laws or other applicable law; provided that any payment delayed pursuant to this Section A2-6.11 shall be paid in accordance with Code section 409A on the earliest date on which the Corporation reasonably anticipates that the making of the payment will not cause a violation of Federal securities laws or other applicable law.

Article 7
Change in Control

A2-7.1	Purpose. The purpose of this Article 7 is to provide protection for the benefits payable under this 401(k) Excess Plan to a Participant who is affected by a Change in Control (as defined below).

A2-7.2	Definitions. The following terms shall have the meanings set forth opposite such terms for purposes of this Article 7.

A2-7.2.1
Affiliate means as of any date any organization which is a member of a controlled group of corporations (within the meaning of Code section 414(b)) which includes the Corporation or a controlled group of trades or businesses (within the meaning of Code section 414(c)) which includes the Corporation.

A2-7.2.2
Change in Control means a “change in control” of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as amended and in effect at the time of such “change in control” (the “Exchange Act”), provided that such a change in control shall be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Corporation or any successor of the Corporation; (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) there is a consummation of any reorganization, merger, consolidation or share exchange as a result of which the common stock of the Corporation shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of the Corporation) or any dissolution or liquidation of the Corporation or any sale or the disposition of 50% or more of the assets or business of the Corporation; or (iv) there is a consummation of any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of the Corporation immediately before the consummation of such transaction beneficially own more than 65% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in Section A2-7.2.2(iv)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of the Corporation’s common stock immediately before the consummation of such transaction, provided (C) the percentage described in Section A2-7.2.2(iv)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in Section A2-7.2.2(iv)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of the Corporation by the persons described in Section A2-7.2.2(iv)(A) immediately before the consummation of such transaction.

A2-7.3
Amendment Restrictions. If there is a Change in Control, no amendment shall be made to this 401(k) Excess Plan thereafter which would adversely affect in any manner whatsoever the benefit payable under this 401(k) Excess Plan to any Participant absent the express written consent of all Participants who might be adversely affected by such amendment if this Article 7 were, or could become, applicable to such Participants, and the Corporation intends that each Participant rely on the protections which the Corporation intends to provide through this Article 7. Notwithstanding the foregoing, the Corporation may amend this 401(k) Excess Plan without Participant consent to the extent such an amendment is required by law or is necessary or desirable to prevent adverse tax consequences to Participants or their Beneficiaries provided that the Corporation obtains the written opinion of outside counsel that such an amendment is required by law or is necessary or desirable to prevent adverse tax consequences to Participants or their Beneficiaries.

Article 9
Miscellaneous

A2-9.8
Right to Amend or Terminate Plan. The Corporation expects to continue this 401(k) Excess Plan indefinitely, but reserves the right to amend or discontinue the 401(k) Excess Plan should it deem such an amendment or discontinuance necessary or desirable. The Corporation hereby authorizes and empowers the Compensation Committee appointed to administer this 401(k) Excess Plan to amend this 401(k) Excess Plan in any manner that is consistent with the purpose of this 401(k) Excess Plan as set forth above, without further approval from the Board or the Compensation Committee except as to any matter that the Compensation Committee determines may result in a material increased cost to the Corporation or its Affiliates. However, if the Corporation or Compensation Committee should amend or discontinue this 401(k) Excess Plan, the Corporation shall be liable for payment of any amounts deferred under this 401(k) Excess Plan and earnings thereon that have accrued and are vested as of the date of such action.

A2-9.8.1
Distribution of Accounts. If the Corporation terminates the 401(k) Excess Plan, distribution of balances in Accounts shall be made to Participants and Beneficiaries in the manner and at the time as provided in Article 6, unless the Corporation determines in its sole discretion that all such amounts shall be distributed upon termination in accordance with the requirements under Code section 409A.

A2-9.8.2
409A Requirements. Notwithstanding the foregoing, no amendment of the 401(k) Excess Plan shall apply to amounts that were earned and vested (within the meaning of Code section 409A and regulations thereunder) under the 401(k) Excess Plan prior to 2005, unless the amendment specifically provides that it applies to such amounts. The purpose of this restriction is to prevent an 401(k) Excess Plan amendment from resulting in an inadvertent “material modification” to amounts that are “grandfathered” and exempt from the requirements of Code section 409A.

SUNTRUST BANKS, INC.

DEFERRED COMPENSATION PLAN

Amended and Restated Effective as of January 1, 2012 Including amendments through December 31, 2012

ADDENDUM B

AMOUNTS DEFERRED UNDER
THE PRIOR DEFERRED COMPENSATION PLAN

The following provisions in this Addendum B summarize the distribution and certain other rules in effect during the stated periods under the SunTrust Banks, Inc. Deferred Compensation Plan, amended and restated effective January 1, 2009 (the “Prior Deferred Compensation Plan”). However, nothing in this Addendum B shall change or alter the terms of the Prior Deferred Compensation Plan in effect as of any date. All capitalized terms in this Addendum B shall be defined in accordance with the terms of the Prior Deferred Compensation Plan as in effect immediately prior to the plan merger with the SunTrust Banks, Inc. 401(k) Excess Plan (the "401(k) Excess Plan") on December 31, 2009, and all Section references in this Addendum B shall refer to Sections in this Addendum B or the Section of the Prior Deferred Compensation Plan in effect as of a certain date.

Distribution of amounts deferred (and earnings thereon) under the Prior Deferred Compensation Plan that were earned and vested (within the meaning of Code section 409A) prior to 2005 and that are exempt from the requirements of Code section 409A (the “Prior Deferred Compensation Plan Grandfathered Amounts”) shall be made in accordance with the terms of the Prior Deferred Compensation Plan as in effect on October 3, 2004, and as summarized in Part B1 of this Addendum B.

Distribution of amounts deferred (and earnings thereon) under the Prior Deferred Compensation Plan that were earned for services performed during the period from January 1, 2005 to December 31, 2009 or that were earned for services prior to 2005 and vested after 2004 (the “Prior Deferred Compensation Plan 2005-2009 Amounts”) shall be made in accordance with the terms of the Prior Deferred Compensation Plan as in effect immediately prior to the plan merger with the 401(k) Excess Plan on December 31, 2009, and as summarized in Part B2 of this Addendum B.

PART B1
PRIOR DEFERRED COMPENSATION PLAN GRANDFATHERED AMOUNTS

Article 6
Distributions

B1-6.1.
Normal Form of Payment and Commencement. Except as otherwise provided in this Section B1-6.1, when the Participant separates from service with SunTrust and its Affiliates for any reason, he shall be paid his vested benefit under this Plan in a single lump sum cash payment during the first quarter of the calendar year immediately following the year of his separation. The amount payable to the Participant shall be equal to the vested balance of the Participant’s Account as of the Valuation Date immediately preceding the date of distribution, less withholding for applicable federal and state taxes.

B1-6.2
Alternate Form of Payment Election. A Participant may elect, in lieu of the lump-sum payment described in Section B1-6.1, to receive payment of his total vested benefit under this Plan in five (5) substantially equal annual installments, payable in cash; provided that such election is effective, as set forth below, at least twelve (12) months before the scheduled payment date following the Participant’s separation from service. The initial installment shall be paid during the first quarter of the calendar year immediately following the year of his separation. Each subsequent annual installment shall be paid during the first quarter of each of the subsequent four (4) calendar years. Each installment payment shall be determined based on the balance of the Participant’s Account as of the Valuation Date immediately preceding the date of payment and shall be reduced by withholding for applicable federal and state taxes. A Participant’s election to receive installment payments of his Plan benefit pursuant to this Section B1-6.2 shall be made in writing on such forms as may be provided by the Committee and shall not be effective until received and approved by the Committee.

B1-6.3
In-Service Distribution Election without Reduction. A Participant may file an election with the Committee for a future in-service distribution of his deferred Award(s) for each Plan Year without incurring a penalty, provided the election is made no less than four (4) years and no more than fifteen (15) years prior to the Designated Distribution Date. A Participant's election for an in-service distribution pursuant to this Section B1-6.3 shall be a part of his Deferral Election Form and shall be filed with the Committee on or before the Election Date for the applicable Plan Year.

A Participant’s Award to which an in-service distribution election applies pursuant to this Section B1-6.3 shall be maintained as a sub-account of the Participant’s Account unless all of the Participant’s Awards deferred pursuant to this Plan are subject to an in-service distribution election with the same Designated Distribution Date. Awards deferred and not subject to an in-service distribution election are distributed pursuant to Section B1-6.1 or B1-6.2.

B1-6.3.1
Form and Commencement. An in-service distribution shall be paid in a single lump-sum cash payment during the first quarter of the calendar year in which the Designated Distribution Date occurs, based on the value of the Participant’s vested sub-account which is to be distributed in that year, as of the Valuation Date immediately preceding the date of such distribution. The amount of an in-service distribution shall be reduced by applicable withholding for federal and state taxes.

B1-6.3.2
Revoking In-Service Distribution Election. A Participant may revoke an election for an in-service distribution by filing a written revocation with the Committee at least one (1) year prior to the Designated Distribution Date. Upon such revocation, the provisions of Section B1-6.1 shall apply, unless the Participant makes a valid installment election payment pursuant to Section B1-6.2.

B1-6.3.3
Effect of Termination or Death. If a Participant should die or otherwise separate from service with SunTrust and its Affiliates before his Designated Distribution Date(s), any and all outstanding in-service distribution elections shall be automatically revoked, and any portion of his Account subject to an in-service distribution election pursuant to this Section B1-6.3 shall be paid in accordance with Section B1-6.1 or B1-6.2.

B1-6.4
Death. In the event of a Participant's death, the Committee shall authorize payment to the Participant's Beneficiary of any vested benefits due hereunder but not paid to the Participant prior to his death. Payment shall be made at the same time as if the Participant had retired on the date of his death and shall be made in accordance with Section B1-6.1, or if the Participant has a valid installment election in effect at his death, then in accordance with Section B1-6.2. The Beneficiary may request a change to the form of payment by making a written request to the Committee prior to the January 1 of the calendar year in which the benefit will be paid. The Committee has sole discretion and authority to approve or deny the Beneficiary’s request, taking into account such factors as the Committee may deem appropriate.

If a Participant dies after having received one or more installment payments but before all installment payments have been made, the remaining annual installment payments shall be paid to his Beneficiary at the same time they would otherwise have been paid to the Participant. The Beneficiary may request an accelerated payment in the form of a lump-sum cash payment by making a written request to the Committee prior to the January 1 of the calendar year in which the benefit will be paid. The Committee has sole discretion and authority to approve or deny the Beneficiary’s request.

B1-6.5
Disability. A Participant shall be entitled to payment of his Plan benefit in the event of his Total Disability only if the conditions of Sections B1-6.5.1 and B1-6.5.2 are met. In such situation, payment of the Participant's benefit shall commence pursuant to Section B1-6.1 or B1-6.2 as if the Participant separated from service on the date all such conditions are met. A Participant shall be considered to have a Total Disability only if:

B1-6.5.1
The Participant has incurred a "Total Disability" as such term is defined in SunTrust Banks, Inc. Long-Term Disability Plan (or any successor plan), which entitles the Participant to disability payments under such plan; and

B1-6.5.2	The Committee determines, in its sole discretion, based upon medical evidence furnished by the Participant, that the disability is anticipated to be a permanent disability.

B1-6.6
Extreme Financial Hardship. A Participant may request a distribution of all or part of his vested Plan benefit prior to the date specified in Sections B1-6.1, B1-6.2, B1-6.3, and B1-6.5 due to an extreme financial hardship, by submitting a written request to the Committee with evidence satisfactory to the Committee to demonstrate the circumstances constituting the extreme financial hardship. The Committee, in its sole discretion, shall determine whether an extreme financial hardship exists. An extreme financial hardship means an immediate, catastrophic financial need of the Participant occasioned by (i) a tragic event, such as the death, total disability, serious injury or illness of a Participant or the Participant’s spouse, child or dependent; or (ii) an extreme financial reversal or other impending catastrophic event which has resulted in, or will result in, harm to the Participant or the Participant’s spouse, child or dependent. A distribution for extreme financial hardship may not exceed the amount required to meet the hardship and may be made only if the Committee finds the extreme financial hardship may not be alleviated from other resources reasonably available to the Participant, including without limitation, liquidation of investment assets or luxury assets, or loans from financial institutions or other sources. The Committee shall have the authority to require the Participant to provide such evidence as the Committee deems necessary to determine whether distribution is warranted pursuant to this Section B1-6.6. The Committee shall use uniform and nondiscriminatory standards in reviewing any requests for distributions to meet an extreme financial hardship.

B1-6.6.1
Form and Commencement. A hardship distribution to a Participant pursuant to this Section B1-6.6 shall be made in a single lump-sum cash payment (less withholding for applicable federal and state taxes) as soon as practicable after the Committee approves the hardship request. Amounts distributed for hardship shall be deemed to reduce pro rata the deemed investment in each Investment Fund in the Participant's Account.

B1-6.6.2
Accelerated Installment Payments. A Participant who has commenced receiving installment payments pursuant to Section B1-6.2 may request acceleration of such payments in the event of an extreme financial hardship. The Committee may permit accelerated payments to the extent such accelerated payment does not exceed the amount necessary to meet the extreme financial hardship.

B1-6.7
Early Withdrawal Election with 10% Reduction. A Participant may file a written election with the Committee to receive an early withdrawal of any vested portion of his Account, provided, however, that such early withdrawal payment shall be subject to a 10% forfeiture, which shall reduce the balance of the Participant’s Account. An early withdrawal payment shall be made in a single lump-sum cash payment (less applicable withholding for federal and state taxes) as soon as practicable after the Committee receives and approves a written request for early withdrawal. Amounts withdrawn under this Section B1-6.7 shall be deemed to reduce pro rata the deemed investment in each Investment Fund in the Participant's Account. A Participant who receives an early withdrawal may not make an election under Section 3.2 of the Plan to defer his Award(s) for a one (1) year period beginning on the first date at which the application of such cancellation would not violate Code section 409A.

B1-6.8
Payment to Guardian, Legal Representative or Other. If a benefit hereunder is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the

Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit. A payment pursuant to this Section B1-6.8 shall completely discharge the Committee and SunTrust from all liability with respect to such benefit.

Article 8
Miscellaneous

B1-8.7
Right to Amend or Terminate Plan. The amendment or termination of the Plan with respect to the Grandfathered Amounts shall be made in accordance with the Plan terms as in effect on October 3, 2004 and as summarized in this Section B1-8.7. SunTrust expects to continue this Plan indefinitely, but reserves the right to amend or discontinue the Plan should it deem such an amendment or discontinuance necessary or desirable. SunTrust hereby authorizes and empowers the Committee to amend this Plan in any manner that is consistent with the purpose of this Plan as set forth above, without further approval from the Board except as to any matter that the Committee determines may result in a material increased cost to SunTrust. However, if SunTrust or Committee should amend or discontinue this Plan, SunTrust shall be liable for payment of any Awards deferred under this Plan and earnings thereon that have accrued and are vested as of the date of such action.

PART B2
PRIOR DEFERRED COMPENSATION PLAN 2005-2009 AMOUNTS

Article 6
Vesting

B2-6.1	Generally. Except as provided in Section B2-6.2, a Participant’s interest in his benefit under this Plan is one hundred percent (100%) vested and nonforfeitable at all times.

B2-6.2
Exception. If a Participant’s Account has been credited with an amount that is subject to a vesting period (as defined in the Eligible Plan), and the Participant terminates employment with SunTrust and its Affiliates for any reason prior to meeting the vesting requirements for such amount, then that portion of the amount that is not vested, and the earnings on such nonvested portion shall be forfeited and deducted from the Participant’s Account. Notwithstanding the foregoing: (1) an Eligible

Plan may provide that the nonvested portion of a Participant’s Account shall not be forfeited if the Participant is terminated without Cause within three (3) years following a Change in Control, and, in such case, the provisions of Section B2-6.3 of this Plan shall control unless the Eligible Plan provides otherwise; and (2) upon a Participant’s death, Disability, Retirement or involuntary termination of employment resulting in the Participant’s eligibility to receive benefits under SunTrust Banks, Inc. Severance Pay Plan (disregarding for purposes of determining eligibility, the Participant’s eligibility to receive severance benefits under another severance plan or individual agreement maintained by SunTrust or an Affiliate), the Participant’s nonvested Account balance shall fully vest as of the date that forfeiture would otherwise occur. The second clause of the preceding sentence shall apply to any Mandatory Deferral credited under the Plan after June 30, 2007, unless the Eligible Plan in connection with such Mandatory Deferral specifically provides one or all of the events described in the second clause shall not result in full vesting.

B2-6.3
Change in Control. Unless an Eligible Plan provides for some other treatment, if a Participant’s employment with SunTrust or any Affiliate or their successors is terminated without Cause within three (3) years of a Change in Control, any portion of the Participant’s Account that was nonvested at the Change in Control and has not yet vested shall become fully vested immediately prior to the effective time of the Participant’s termination of employment. A Participant’s voluntary termination of employment, including a Participant’s Retirement or voluntary resignation, is not considered termination for Cause for purposes of vesting under this Section B2-6.3.

Article 7
Distributions

B2-7.1
Normal Form of Payment and Commencement. Except as otherwise provided in this Article 7, when a Participant Separates from Service for any reason, he shall be paid his vested benefit under this Plan in a single lump sum cash payment during the first quarter of the calendar year immediately following the year in which his Separation from Service occurs. The amount payable to the Participant shall be equal to the vested balance of the Participant’s Account as of the Valuation Date immediately preceding the date of distribution.

B2-7.2
Alternate Form of Payment Election. A Participant who does not wish to have his benefit under this Plan paid in a lump sum pursuant to Section B2-7.1 may elect on a Deferral Election Form to have the portion of his

Account related to amounts deferred pursuant to the Deferral Election Form (and earnings thereon) distributed in five (5) annual installments, with the first payment commencing in the first quarter of the calendar year immediately following the year in which the Participant’s Separation from Service occurs. Each subsequent annual installment shall be paid during the first quarter of each of the subsequent four (4) calendar years.

B2-7.2.1
Procedure for Installment Election. A Participant’s election to receive installment payments of the portion of his Account described above in Section B2-7.2 shall be made on such forms, written or electronic, as may be provided by the Committee and shall not be effective until received and approved by the Committee by the relevant Election Date in accordance with Section 3.2. Each installment payment shall be determined based on the vested balance of such portion of the Participant’s Account as of the Valuation Date immediately preceding the date of payment.

B2-7.2.1
Cash-Out. Notwithstanding any elections by a Participant, effective on and after January 1, 2009, if the sum of a Participant’s vested Account balance under this Plan and any other account balance plan, as described in Treas. Reg. § 1.409A-1(c)(2)(i), is less than the applicable dollar amount under Code section 402(g)(1)(B) at the time of payment, the full vested Account balance shall be distributed in a lump sum payment during the first quarter of the calendar year immediately following the year in which his Separation from Service occurs, subject to the delay for Key Employee as set forth in Section B2-7.3.

B2-7.3
Key Employee Delay. Notwithstanding anything herein to the contrary, distributions may not be made to a Key Employee upon a Separation from Service before the date which is six (6) months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee). Any payments that would otherwise be made during this period of delay shall be accumulated and paid in the seventh month following the Participant’s Separation from Service.

B2-7.4
In-Service Distribution Election. Unless the Committee announces otherwise for a Plan Year, a Participant may elect on a Deferral Election Form to have the portion of his Account related to amounts deferred under such Deferral Election Form (and earnings thereon) paid to the Participant as of a Specified Date. The deferred amount subject to this election will be paid in a lump sum on the Designated Distribution Date, based on the value of the Participant’s vested sub-account which is to be distributed, as of the Valuation Date immediately preceding the date of such distribution.

B2-7.4.1
Filing with Committee. A Participant’s election for an in-service distribution pursuant to this Section B2-7.4 shall be a part of his Deferral Election Form and shall be filed with the Committee on or before the Election Date for the applicable Plan Year in accordance with Section 3.2. If a Participant should Separate from Service with SunTrust and its Affiliates before his Designated Distribution Date(s), any portion of his Account subject to an in-service distribution election pursuant to this Section B2-7.4 shall be paid in accordance with Sections B2-7.1 and B2-7.3.

B2-7.4.2
Sub-Account. The portion of a Participant’s Account to which an in-service distribution election applies pursuant to this Section B2-7.4 shall be maintained as a sub-account of the Participant’s Account unless all of the amounts deferred pursuant to this Plan are subject to an in-service distribution election with the same Designated Distribution Date. Amounts deferred and not subject to an in-service distribution election shall be distributed pursuant to Section B2-7.1 or B2-7.2.

B2-7.5
Subsequent Deferral Election. A Participant may make one or more subsequent elections to change the time or form of a distribution for a deferred amount in accordance with the procedures and distribution rules established by the Committee, but any change in the election shall be effective only if the following conditions are satisfied:

B2-7.5.1	The new election may not take effect until at least twelve (12) months after the date on which the new election is made;

B2-7.5.2
In the case of an election to change the time or form of a distribution under Section B2-7.1 (lump sum payment after Separation from Service), B2-7.2 (installments after Separation from Service), or B2-7.4 (in-service distribution), a distribution may not be made earlier than at least five (5) years from the date the distribution would have otherwise been made; and

B2-7.5.3
In the case of an election to change the time or form of an in-service distribution under Section B2-7.4, the election must be made at least twelve (12) months before the date the distribution is scheduled to be paid.

B2-7.6
Payment of Death Benefit. Notwithstanding any elections by the Participant or provisions of the Plan to the contrary, if a Participant dies at any time (including after his Separation from Service), the Committee shall authorize payment to the Participant’s Beneficiary of any vested benefits due under the Plan but not paid to the Participant prior to his death. Payment of the Participant's vested Account balance shall be distributed to the Beneficiary in a lump sum payment in the first quarter of the calendar year immediately following the year of the Participant's death (provided that any payment that would occur before such calendar quarter shall be paid as scheduled).

B2-7.7
Disability. Notwithstanding any elections by a Participant or provisions of the Plan to the contrary, if a Participant becomes Disabled at any time, then his vested Account balance will be distributed to the Participant in a lump sum payment in the first quarter of the calendar year immediately following the year in which the Participant becomes Disabled (provided that any payment that would occur before such calendar quarter shall be paid as scheduled).

B2-7.8
Withdrawals for Unforeseeable Emergency. A Participant may withdraw all or any portion of his vested Account balance for an Unforeseeable Emergency. The amounts distributed with respect to an Unforeseeable Emergency may not exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under this Plan.

B2-7.8.1
Definition. “Unforeseeable Emergency” means, for this purpose, a severe financial hardship to a Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

B2-7.8.2
Participant Evidence. The Committee shall have the authority to require the Participant to provide such evidence as it deems necessary to determine whether distribution is warranted pursuant to this Section B2-7.8. The Committee shall use uniform and nondiscriminatory standards in reviewing any requests for distributions to meet an Unforeseeable Emergency. Amounts distributed under this Section B2-7.8 shall be deemed to reduce pro rata the deemed investment in each Investment Fund in the Participant’s Account.

B2-7.8.3
Accelerated Payments. A Participant who has commenced receiving installment payments pursuant to Section B2-7.2 shall receive an accelerated payment of such installments under this Section B2-7.8.3 to the extent such accelerated payment does not exceed the amount necessary to meet the Unforeseeable Emergency.

B2-7.9
Distribution of Mandatory Deferrals. Unless otherwise elected by a Participant in accordance with Section 3.2 and the procedures and distribution rules established by the Committee, the vested portion of each Mandatory Deferral shall be paid in a lump sum upon the earlier of: (a) the Specified Date for each Mandatory Deferral set forth in the Eligible Plan; or (b) the Participant’s Separation from Service. In the event the Participant’s Separation from Service occurs before any such Specified Date, the lump sum payment shall be made in the first quarter of the calendar year immediately following the year of the Participant’s Separation from Service, subject to the delay in payment for Key Employees as set forth in Section B2-7.3.

B2-7.10
Special One-Time Election. Notwithstanding any prior elections or Plan provisions to the contrary, a Participant who was an employee of SunTrust and its Affiliates (including on a paid leave of absence) may have made an election to receive all or a specified portion of his or her Account pursuant to Section B2-7.1, B2-7.2, or B2-7.4. Any such election must have become irrevocable on or before December 31, 2008 and must have been made in accordance with the procedures and distribution rules established by the Committee and the transition rules under Code section 409A.

B2-7.11
Pre-2005 Deferrals. Notwithstanding the foregoing, Part B1 of this Addendum B governs the distribution of amounts that were earned and vested (within the meaning of Code section 409A and regulations thereunder) under the Plan prior to 2005 (and earnings thereon) and are exempt from the requirements of Code section 409A.

B2-7.12	Effect of Taxation. If a portion of the Participant’s Account balance is includible in income under Code section 409A, such portion shall be distributed immediately to the Participant.

B2-7.13
Permitted Delays. Notwithstanding the foregoing, any payment to a Participant under the Plan shall be delayed upon the Committee’s reasonable anticipation that the making of the payment would violate Federal securities laws or other applicable law; provided that any payment delayed pursuant to this Section B2-7.13 shall be paid in accordance with Code section 409A on the earliest date on which SunTrust reasonably anticipates that the making of the payment will not cause a violation of Federal securities laws or other applicable law.

Article 9
Miscellaneous

B2-9.8
Right to Amend or Terminate Plan. SunTrust expects to continue this Plan indefinitely, but reserves the right to amend or discontinue the Plan should it deem such an amendment or discontinuance necessary or desirable. SunTrust hereby authorizes and empowers the Committee appointed to administer this Plan to amend this Plan in any manner that is consistent with the purpose of this Plan as set forth above, without further approval from the Board of Directors or the Compensation Committee of SunTrust except as to any matter that the Committee determines may result in a material increased cost to SunTrust or its Affiliates. However, if SunTrust or Committee should amend or discontinue this Plan, SunTrust shall be liable for payment of any amounts deferred under this Plan and earnings thereon that have accrued and are vested as of the date of such action.

B2-9.8.1
Distribution of Accounts. If SunTrust terminates the Plan, distribution of balances in Accounts shall be made to Participants and Beneficiaries in the manner and at the time as provided in Article 7, unless SunTrust determines in its sole discretion that all such amounts shall be distributed upon termination in accordance with the requirements under Code section 409A.

B2-9.8.2
409A Requirements. Notwithstanding the foregoing, no amendment of the Plan shall apply to amounts that were earned and vested (within the meaning of Code section 409A and regulations thereunder) under the Plan prior to 2005, unless the amendment specifically provides that it applies to such amounts. The purpose of this restriction is to prevent a Plan amendment from resulting in an inadvertent “material modification” to amounts that are “grandfathered” and exempt from the requirements of Code section 409A.